SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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YP Corp.

(Name of Registrant as Specified in Its Charter)

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YP CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 6, 2005

To Our Stockholders:

The 2005 Annual Meeting of Stockholders of YP Corp. will be held at the Mesa Marriott, 200 North Centennial Way, Mesa, Arizona 85201, on April 6, 2005, beginning at 10:00 a.m. local time. The Annual Meeting is being held for the following purposes:

1.	To elect two directors to the Company's Board of Directors to serve for terms of three years;

2.	To ratify the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors for the fiscal year ending September 30, 2005; and

3.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on February 8, 2005 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us via facsimile to the attention of W. Chris Broquist at (480) 325-4358 or in the enclosed postage-paid envelope.
By Order of the Board of Directors

Peter Bergmann
Chairman of the Board
February 15, 2005
Mesa, Arizona

TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the Annual Meeting?	1
Who is entitled to attend and vote at the Annual Meeting?	1
How do I vote?	1
What if I vote and then change my mind?	2
What are the Board's recommendations?	2
What constitutes a quorum?	2
What vote is required to approve each item?	2
Can I dissent or exercise rights of appraisal?	3
Who pays for this proxy solicitation?	3
ELECTION OF DIRECTORS (Proposal No. 1)	3
General	3
Vote Required	3
Nominees	4
How are directors compensated?	5
How often did the Board meet during fiscal 2004?	6
What committees has the Board established?	6
Audit Committee Report	7
EXECUTIVE OFFICERS AND COMPENSATION	9
Executive Compensation Summary	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	13
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
RATIFICATION OF INDEPENDENT AUDITORS (Proposal No. 2)	19
STOCKHOLDER PROPOSALS AND NOMINATIONS	21
OTHER MATTERS	21
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS	21

YP Corp.
4840 East Jasmine Street
Suite 105
Mesa, Arizona 85205-3321
(480) 654-9646

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 6, 2005

This Proxy Statement relates to the 2005 Annual Meeting of Stockholders of YP Corp. The Annual Meeting will be held on April 6, 2005 at 10:00 a.m. local time, at the Mesa Marriott, 200 North Centennial Way, Mesa, Arizona 85201, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by our board of directors. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about February 15, 2005.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the election of two directors and the ratification of auditors. In addition, management will report on our most recent financial and operating results and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, February 8, 2005, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote the shares that they held on that date at the meeting or any postponement or adjournment of the meeting. At the close of business on January 26, 2005, there were issued, outstanding and entitled to vote approximately 50,288,802 shares of our common stock, par value $.001 per share, which are entitled to approximately 50,288,802 votes. You may not cumulate votes in the election of directors.

How do I vote?

You can vote on matters to come before the meeting in two ways: (i) you can attend the meeting and cast your vote in person; or (ii) you can vote by completing, dating and signing the enclosed proxy card and returning it to us or by the use of mail or facsimile. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our board of directors.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by either (i) filing with our Corporate Secretary a notice of revocation; (ii) sending in another duly executed proxy bearing a later date; or (iii) attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

What are the board's recommendations?

Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our board of directors. Our board's recommendations are set forth together with a description of such items in this Proxy Statement. In summary, our board recommends a vote FOR election of the nominated slate of directors and FOR the ratification of the auditors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.

What vote is required to approve each item?

Election of Directors. Election of a director requires the affirmative votes of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present. The two persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders may not cumulate votes in the election of directors.

Ratification of Auditors. The ratification of the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Effect of Broker Non-Votes. If your shares are held by your broker in "street name," you are receiving a voting instruction form from your broker or the broker's agent asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent. No postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers have received their customers' instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as "broker non-votes." Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum. Accordingly, a broker non-vote will have the effect of a negative vote.

Can I dissent or exercise rights of appraisal?

Under Nevada law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

ELECTION OF DIRECTORS
(Proposal No. 1)

General

Our board of directors is divided into three classes, as nearly equal in number as possible. Each class serves three years with the terms of office of the respective classes expiring in successive years. The term of office of directors in Class III expires at the 2005 Annual Meeting. Our board of directors proposes that the nominees described below, both of whom are currently serving as Class III directors, be reelected to Class III for a new term of three years, or until their earlier resignation or removal, or until their successors are duly elected and qualified. Our board of directors has no reason to believe that either of the nominees will not serve if elected, but if either of them should become unavailable to serve as a director, and if the board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board.

Vote Required

If a quorum is present and voting, the two nominees receiving the highest number of votes will be elected to our board of directors.

Our board of directors recommends a vote FOR election of each of the director nominees.

Nominees

The names of the nominees and certain information about them are set forth below:

Name of Nominee	Class	Proposed Term	Age	Title
John T. Kurtzweil	III	2008	48	Director
Paul Gottlieb	III	2008	59	Director

JOHN T. KURTZWEIL. Mr. Kurtzweil brings more than 25 years of high-level corporate management background to our board. In March 2004, Mr. Kurtzweil became the Senior Vice President and Chief Financial Officer of Cirrus Logic, Inc., a publicly-held corporation that is a premier supplier of high-performance analog, mixed-signal and digital processing solutions for consumer entertainment electronics, automotive entertainment and industrial product applications. He possesses a strong financial background, including public company experience with Quepasa Corporation as the interim Chief Financial Officer from September 2003 to March 2004; ON Semiconductor as the Chief Financial Officer from March 2002 to April 2003, as the Chief Financial Officer of Read-Rite Corporation for the seven years prior to ON Semiconductor and Honeywell, Inc. Mr. Kurtzweil maintains active CPA and CMA licenses and earned his MBA from the University of St. Thomas in St. Paul, MN and his Accounting Degree from Arizona State University in Tempe, AZ.

PAUL GOTTLIEB. Mr. Gottlieb is an attorney with Snow Becker Krauss, PC in New York City. His practice involves estate planning, tax, corporate and securities matters. Mr. Gottlieb received his undergraduate degree from Queens College of City University of New York, after which he served as a journalist in the United States Army. Upon completion of his military service, Mr. Gottlieb attended New York Law School, where he received his law degree. Mr. Gottlieb worked as a senior attorney with the Internal Revenue Service before entering private practice.

Other Directors

Our board of directors currently consists of five members. In addition to John T. Kurtzweil and Paul Gottlieb, both of whom are named above as directors, our board of directors includes the following individuals:

Name	Class	Age	Current Term	Position
Peter Bergmann	I	55	2006	Chairman of the Board of Directors, President and Chief Executive Officer
DeVal Johnson	II	40	2007	Director
Daniel L. Coury, Sr.	II	51	2007	Director

PETER BERGMANN. Mr. Bergmann has served as a director of the Company since May 2002. In May 2004 he was appointed Chairman, President and Chief Executive Officer. Since January 1999, Mr. Bergmann has served as the President of Perfect Timing Media, Inc., a television development and production company, which he founded. From 1994 to 1999, Mr. Bergmann was a member of the faculty at Fairleigh Dickinson University, where he inaugurated the electronic Filmmaking and Digital Video Design program, which is a distinctive program in video and computer-generated graphics technologies offering students an opportunity to study commerce and art. In 1988, Mr. Bergmann joined Major Arts, Inc., a division of Paramount Communications, Inc., as the head of its television division where he was responsible for developing projects for television production. In 1987, Mr. Bergmann served as the President of Odyssey Entertainment, Inc. where he engineered the purchase of Coast Productions, Inc., which subsequently became Odyssey Filmmakers, Inc. From 1984 through 1987, Mr. Bergmann served as President of The Film Company, where he had directorial and production responsibilities for theatrical releases and projects for television. During the 14 years prior to 1984, Mr. Bergmann was employed in various capacities by the American Broadcasting Company. These positions included line producer, division head, and assistant to the President, Executive Vice President and Special Assistant to the Chairman of the Board. Mr. Bergmann received his PhD from New York University.

DEVAL JOHNSON. Mr. Johnson has served as a director of the Company since October 1999. Prior to the acquisition of Telco Billing, Inc., our wholly owned subsidiary, Mr. Johnson was part of the team that created what is now the YP.com concept. When Telco Billing was acquired in June 1999, Mr. Johnson left to create Simple.Net, an Internet service provider. In October 1999, Mr. Johnson was asked to return to serve as a director of the Company. Until recently, Mr. Johnson had been the art director responsible for the design of the in-house sales presentations and creation of the corporate logo(s) and image for YP Corp. In 2001, Mr. Johnson consolidated his other business interests, GraffitiWorx, a graphic design firm and SiteForce, a web site design firm, into Advanced Internet Marketing, Inc. to provide design and marketing services to a variety of companies. Prior to 1997, Mr. Johnson created the PrintPro franchise concept for Design Concept Printing & Signs, Inc. and headed up their graphic design department. Mr. Johnson is actively involved with web site promotion, interactive design, Internet advertising and public relations. Mr. Johnson continues his business Simple.Net where he serves as an officer and director.

DANIEL L. COURY, SR. Mr. Coury has served as a director of YP Corp. since February 2000. Since 1990, Mr. Coury has served as President and Chairman of Mesa Cold Storage, Ltd., which owns and operates the largest cold storage facilities in Arizona. Before Mr. Coury purchased Mesa Cold Storage, he had experience in international trade, real estate development, real estate exchanges and serving as a consultant to various family businesses, including five General Motors dealerships, numerous commercial and residential developments and mortuary services.

How are directors compensated?

The directors receive $2,000 per meeting or per quarter, whichever is greater, for their service on the board and may receive $250 per hour for services related to any board committees, standing, temporary or otherwise, on which they serve. All directors were awarded 50,000 shares of common stock upon their appointment to the board. The shares awarded were earned monthly for director services performed.

We have an arrangement with one of our outside directors, Mr. Coury, whereby we have agreed to pay $10,000 per month for board and committee services to DLC Consulting, Inc., an entity owned by Mr. Coury, instead of paying Mr. Coury directly.

In fiscal 2004, our directors received the following compensation for their service as directors:

Director	Cash

Paul Gottlieb	$2,000
DeVal Johnson	$14,000
John T. Kurtzweil	$4,000
Daniel L. Coury, Sr.	$138,000
Peter Bergmann	$37,800

How often did the board meet during fiscal 2004?

Our board of directors met nine times during fiscal 2004, either telephonically or in person. Attendance by directors at the meetings of the board and board committees on which they served was 100% during fiscal 2004.

What committees has the Board established?

Our board of directors has standing compensation and audit committees. We do not maintain a standing nominating committee or any other committee performing similar functions.

Nominating Committee. The Company does not have a standing nominating committee. Due to the size of the Company and the resulting efficiency of a board of directors that is also limited in size, the board of directors has determined that it is not necessary or appropriate at this time to establish a separate nominating committee. Potential candidates are discussed by the entire board of directors, and director nominees are selected by a majority of the independent directors meeting in executive sessions.

Compensation Committee. The purpose of the compensation committee is to (a) discharge the responsibilities of the board of directors relating to our compensation programs and compensation of our executives and directors, including administering our 2003 Stock Plan and approving stock grants to officers and employees under that plan. Messrs. Coury, Gottlieb, and Kurtzweil are currently the members of the compensation committee. Mr. Coury serves as the committee's chairman. Our compensation committee met ten times during fiscal 2004.

Audit Committee. The purpose of the audit committee is to (a) oversee the accounting and financial reporting processes of our company and audits of our financial statements; (b) provide assistance to the board of directors with respect to its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence, and its oversight of the performance of our independent auditors; and (c) to prepare the report that SEC rules require to be included in our proxy statement. Messrs. Coury, Gottlieb and Kurtzweil are currently the members of our audit committee. Each of the members of the audit committee is independent in accordance with Section 121(A) of the AMEX listing standards. Mr. Kurtzweil serves as the committee's chairman and is the "audit committee financial expert" as defined under Item 401 of Regulation S-B. Our audit committee reports its findings directly to the full board. The board of directors has adopted a charter, a copy of which is attached as Appendix A to this proxy statement. Our audit committee met three times during fiscal 2004.

Compensation Committee Interlocks and Insider Participation. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

How can investors communicate with the board of directors?

Although we do not have a formal policy regarding communications with our board of directors, stockholders may communicate with the board by submitting an email to rogerb@ypcorp.com or by writing to us at YP Corp., Attention: Investor Relations, 4840 East Jasmine Street, Suite 105, Mesa, Arizona, 85205-3321. Stockholders who would like their submission directed to a specific member of the board of directors may so specify, and the communication will be forwarded, as appropriate.

Does the company have a code of ethics?

We have adopted a code of ethics that applies to all directors, officers and employees of the company, including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technical Officer. A copy of our code of ethics will be mailed, at no charge, upon request submitted to YP Corp., Attention: Investor Relations, 4840 East Jasmine Street, Suite 105, Mesa, Arizona, 85205-3321. If we make any amendment to, or grant any waivers of, a provision of the code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on Form 8-K or on our Internet website at www.yp.com.

Audit Committee Report

The Securities and Exchange Commission rules require us to include in our proxy statement a report from the audit committee of our board of directors. The following report concerns the audit committee's activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report in such filings.

It is the duty of the audit committee to provide independent, objective oversight of our accounting functions and internal controls. The audit committee acts under a written charter that sets forth the audit-related functions we are expected to perform. Our audit functions are to:

•	Serve as an independent and objective party to monitor YP Corp.'s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of YP Corp.'s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the board of directors.

We meet with management periodically to consider the adequacy of YP Corp.'s internal controls and the objectivity of its financial reporting. We discuss these matters with YP Corp.'s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the audit committee. We also recommend to the board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether any non-audit related services provided by YP Corp.'s independent auditors are compatible with their independence. In addition, we review our financing plans and report recommendations to the full board for approval and to authorize action.

Management of YP Corp. has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors (a) audit the annual financial statements prepared by management, (b) express an opinion as to whether those financial statements fairly present YP Corp.'s financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and (c) discuss with YP Corp. any issues they believe should be raised. Our responsibility is to monitor and review these processes.

It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of YP Corp. and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on YP Corp.'s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that YP Corp.'s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of YP Corp.'s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that YP Corp.'s independent accountants are in fact "independent."

This year, we reviewed YP Corp.'s audited consolidated financial statements and met with both management and Epstein, Weber & Conover, P.L.C., YP Corp.'s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with Epstein, Weber & Conover, P.L.C. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from YP Corp. We also discussed with Epstein, Weber & Conover, P.L.C. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

Based on these reviews and discussions, we recommended to the board that YP Corp.'s audited consolidated financial statements should be included in YP Corp.'s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

The Audit Committee

John Kurtzweil, Chairman
Paul Gottlieb
Daniel L. Coury, Sr.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers and Significant Employees

Our management consists of the following personnel, in addition to Peter Bergmann, our Chief Executive Officer and President, who is named above as a director.

Name	Age	Position
W. Chris Broquist	47	Chief Financial Officer and Corporate Secretary
John Raven	40	Chief Technology Officer
Penny Spaeth	38	Chief Operating Officer

W. CHRIS BROQUIST. Mr. Broquist has served as our Chief Financial Officer since August 2004. In November 2004, Mr. Broquist replaced Mr. Johnson as our Corporate Secretary. Prior to joining YP Corp., Mr. Broquist was employed as Vice President and CFO of GBD Graphics, Inc. from May 2003 to August 2004. Prior to May 2003, Mr. Broquist served as Corporate Treasurer of Century Media, Inc. from February 2000 to December 2002. Between December 2002 and May 2003, Mr. Broquist was an independent consultant.

JOHN RAVEN. Mr. Raven was appointed Chief Technology Officer for YP.Net, Inc. in September 2003. Mr. Raven has over ten years experience in the technology arena and 16 years of overall leadership experience working with companies such as Perot Systems (PER), where he worked in 2003 and managed 640 staff members, Read-Rite Corp (RDRT), where he worked from 2000 to 2003, and as Cap Gemini Ernst & Young (CAPMF), where he worked from 2000 to 2002. Mr. Raven also served as Director of Information Technology at Viacom's ENG Network division, where he worked from 1996 to 1999. Mr. Raven has experience in software engineering, data and process architecture, systems development, and database management systems. At NASA's Jet Propulsion Laboratory, where he worked from 1993 to 1996, Mr. Raven was a team member and information systems engineer for the historic 1997 mission to Mars conducted with the Pathfinder space vehicle and the Sojourner surface rover. Mr. Raven received his Bachelors of Science in Computer Science from the California Institute of Technology in 1991. His certifications include Cisco Internetwork Engineer, Project Management from the Project Management Institute, Certified Project Manager from Perot Management Methodology Institute, Microsoft Certified System Engineer, and Certified Novel Engineer.

PENNY SPAETH. Ms. Spaeth has served as our Chief Operating Officer since April 2004. From November 2002 until April 2004, Ms. Spaeth served as our Call Center Manager. Ms. Spaeth was employed as Call Center Director of TeleSpectrum from November 2000 to November 2001. Prior to November of 2000, Ms. Spaeth served as Call Center Director/Client Services Manager of Zacson from November 1990 to October 1999.

Executive Compensation Summary

The following table sets forth the total compensation for the fiscal years ended September 30, 2004, 2003 and 2002 paid to or accrued for our Chief Executive Officer, our three other executive officers who provided services to us at September 30, 2004, excluding executive officers paid less than $100,000 annually. Additionally, we have included the compensation for our former Chief Executive Officer and two former executive officers who departed during the last fiscal year and whose compensation actually paid would have placed them among the four most highly compensated. These executive officers are collectively referred to as the "Named Executive Officers."

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)(8)	Bonus ($)	Other Annual Compensation ($)(9)	Restricted Stock Awards ($)(10)	All Other Compensation ($)(13)

Peter J. Bergmann (1)	2004	$50,000	$181,796	-	$1,777,250	$37,800
Chairman, Chief Executive	2003	-	-	-	-	-
Officer, President	2002	-	-	-	-	-

W. Chris Broquist (2)	2004	$18,000	-	-	$153,500	-
Chief Financial Officer	2003	-	-	-	-	-
and Secretary	2002	-	-	-	-	-

Penny Spaeth (3)	2004	$114,245	-	-		-
Chief Operating Officer	2003	-	-	-	-	-
	2002	-	-	-	-	-

John Raven (4)	2004	$151,888	-	-	-	-
Chief Technology Officer	2003	8,654	-	-	$150,000	-
	2002	-	-	-	-	-

Angelo Tullo (5)	2004	$592,000	-	-	-	$250,689	(11)(12)
Former Chairman, Chief	2003	604,000	$300,000	$100,844	$303,750	410,054	(11)
Executive Officer, President	2002	268,000	208,000	-	-	14,000

Gregory Crane (6)	2004	$407,000	-	-	-	$161,418	(12)
Former Director and	2003	434,000	$110,000	-	$405,000	8,000
Subsidiary Officer	2002	235,000	35,000	-	-	14,000

DeVal Johnson (7)	2004	$267,600	-	-	-	$14,000	(11)
Director and Former	2003	261,750	$95,000	-	$405,000	8,000
Secretary	2002	111,800	20,000	-	-	14,000
          ________________

(1)	Mr. Bergmann was appointed President, Chief Executive Officer and Chairman in May 2004 upon the resignation of our former President, Chief Executive Officer and Chairman, Angelo Tullo. Mr. Bergmann is entitled to an annual base salary of $200,000 pursuant to an employment agreement, subject to annual increases. This employment agreement and Mr. Bergmann's compensation arrangement in general is more specifically described below under "Certain Relationships and Related Transactions - Agreements with Executive Officers."

(2)	Mr. Broquist was appointed Chief Financial Officer in August 2004. Mr. Broquist is entitled to an annual base salary of $144,000 pursuant to an employment agreement, subject to annual increases. This employment agreement and Mr. Broquist's compensation arrangement in general is more specifically described below under "Certain Relationships and Related Transactions - Agreements with Executive Officers."

(3)	Ms. Spaeth was appointed Chief Operating Officer in April 2004. Ms. Spaeth is entitled to an annual base salary of $137,500 pursuant to an Employment Agreement, subject to annual increases. This employment agreement and Ms. Spaeth's compensation arrangement in general is more specifically described below under "Certain Relationships and Related Transactions - Agreements with Executive Officers."

(4)	Mr. Raven joined the Company in August 2003. Mr. Raven is entitled to an annual base salary of $165,000 pursuant to an employment agreement, subject to annual increases. This employment agreement and Mr. Raven's compensation arrangement in general is more specifically described below under "Certain Relationships and Related Transactions - Agreements with Executive Officers."

(5)	Mr. Tullo resigned as our Chairman, President and Chief Executive Officer in May 2004. Mr. Tullo was not directly compensated by the Company. The amounts shown herein as compensation to Mr. Tullo are the total amounts paid by the Company to Sunbelt Financial Concepts, Inc., or Sunbelt, for services provided to the Company by Mr. Tullo and his staff, pursuant to an Executive Consulting Agreement dated September 20, 2002, which was replaced by a Termination Agreement dated July 12, 2004. These amounts may not reflect Mr. Tullo's actual compensation from Sunbelt, which may be greater or less than the amount shown. The amounts set forth under the Bonus column for Mr. Tullo include 4,000,000 shares of YP Corp. common stock issued to Sunbelt in fiscal 2003 and valued by the Company at $.075 per share.

(6)	Mr. Crane resigned as a director and executive officer in June 2004. Mr. Crane was not compensated directly by the Company. The amounts shown herein as compensation to Mr. Crane are the total amounts paid by the Company to Advertising Management and Consulting Services, Inc., or AMCS, for services provided to the Company by Mr. Crane and his staff pursuant to an Executive Consulting Agreement dated September 20, 2002, which was replaced by a Termination Agreement dated July 12, 2004. These amounts may not reflect Mr. Crane's actual compensation from AMCS, which may be greater or less than what is shown. Mr. Crane is the President of AMCS, which provides marketing and administrative services and personnel to the Company. The amounts set forth under the Bonus column for Mr. Crane include 1,000,000 shares of YP Corp. common stock issued to AMCS in fiscal 2003 and valued by the Company at $.075 per share.

(7)	Mr. Johnson resigned as an executive officer in November 2004, however he continues to serve as a member of our board of directors. Mr. Johnson was not compensated directly by the Company. The amounts shown herein as compensation are the total amounts paid by the Company to Advanced Internet Marketing, Inc., or AIM, for services provided to the Company by Mr. Johnson and his staff, pursuant to an Executive Consulting Agreement dated September 20, 2002, which was replaced by a Termination Agreement dated November 4, 2004. These amounts may not reflect Mr. Johnson's actual compensation from AIM, which may be greater or less than what is shown. The amounts set forth under the Bonus column for Mr. Johnson include 1,000,000 shares of YP Corp. common stock issued to AIM in fiscal 2003 and valued by the Company at $.075 per share.

(8)	The amounts set forth under the Salary column include payments made under the Flex Compensation program pursuant to the previous Executive Consulting Agreements.

(9)	The amounts set forth under this column include reimbursed taxes on bonus and other compensation paid pursuant to Executive Consulting Agreements between the Company and certain Named Executive Officers.

(10)	The amounts under the Restricted Stock Awards column include the dollar value of shares of restricted stock issued to the Named Executive Officers under our 2003 Stock Plan. The holders of these shares of restricted stock receive dividends on such shares when and if declared and paid on the Company's shares of common stock. At the end of fiscal 2004, there were 3,569,500 shares of restricted stock issued and outstanding with an aggregate market value of $7,107,293.

(11)	This amount reflects the reimbursement of legal fees in connection with a legal matter involving Mr. Tullo and a former business with which he was involved.

(12)	The amounts reflect the amounts paid, payable or accrued under the Termination Agreement with the Named Executive Officer.

(13)	The amounts reflect director fees paid as consideration for director and board-related services.

Compensation Pursuant to Stock Options

No options were granted to any of the Named Executive Officers during the fiscal year ended September 30, 2004. During the fiscal year ended September 30, 2004, there were no outstanding stock options. Also during such fiscal year, no long-term incentive plans or pension plans were in effect with respect to any of the Company's officers, directors or employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Executive Officers

Mr. Bergmann was appointed President, Chief Executive Office, and Chairman in May 2004. Mr. Bergmann had previously been an independent director of our company since May 2002. In connection with Mr. Bergmann's appointment, we entered into an employment agreement with him. The employment agreement has a three year term. Under the employment agreement, Mr. Bergmann is entitled to an annual base salary of $200,000, subject to annual increases to $225,000 during the second year and $275,000 during the third year of the employment agreement, in addition to performance bonuses of the company's common stock issued out of the company's 2003 Stock Plan. In connection with the execution of the employment agreement, Mr. Bergmann received 1,000,000 shares of restricted common stock of the company. Mr. Bergmann is also entitled to housing and automobile allowances, and reimbursement for all business expenses incurred by him in connection with his employment.

On August 3, 2004, we hired W. Chris Broquist as our new Chief Financial Officer and entered into an employment agreement with him. The employment agreement has a three year term. Under the employment agreement, Mr. Broquist is entitled to an annual base salary of $144,000, subject to annual increases to $160,000 in the second year and $176,000 in the third year, in addition to performance bonuses of the company's common stock issued out of our 2003 Stock Plan. In connection with the execution of the employment agreement, Mr. Broquist received 100,000 shares of restricted common stock of the company. Mr. Broquist is also entitled to housing and automobile allowances, and reimbursement for all business expenses incurred by him in connection with his employment.

On September 21, 2004, we entered into a two year employment agreement with our current Chief Technology Officer, John Raven. Under the employment agreement, Mr. Raven is entitled to an annual base salary of $165,000, subject to an increase to $185,000 in the second year, in addition to a $35,000 signing bonus and performance bonuses of restricted stock.

On November 1, 2004, we entered into a two year employment agreement with our current Chief Operating Officer, Penny Spaeth. Ms. Spaeth is entitled to an annual base salary of $137,500, subject to an increase to $151,020, in addition to performance bonuses of 25,000 shares of restricted stock. Ms. Spaeth is entitled to receive $400 per month allowance for automobile usage and $100 per month allowance for cellular phone charges.

Other Relationships and Related Transactions

Termination Agreements

Following the personal resignations of Messrs. Tullo, Crane and Johnson, we entered into Termination Agreements with these individuals' respective entities concerning the termination of their Executive Consulting Agreements. The Termination Agreements with Messrs. Tullo and Crane provide for payments over two years and, in the case of Mr. Johnson, over 18 months. Had the Executive Consulting Agreements not been terminated, we would have been obligated to pay Sunbelt, AMCS and AIM, over the remaining life of the agreements, approximately $2.6 million, $1.9 million, and $1 million, respectively. However, under the Termination Agreements, these payouts were reduced to $960,000, $697,010, and $367,570, respectively, or approximately 36% of the full payouts. The Executive Consulting Agreements had allowed us to terminate those agreements and pay a one-time lump sum payment of 30% of the total payouts. However, we were able to negotiate extended payment periods and receive certain favorable consulting and non-compete covenants from these former officers, as described below in greater detail.

Specifically, the amounts owed under the Termination Agreement with Sunbelt are payable as follows:

a.	$150,000 upon signing of the Termination Agreement;

b.	$17,500 payable at the beginning of each month for 24 months commencing August 1, 2004;

c.	$120,000 on October 1, 2004;

d.	$150,000 on the one-year anniversary of the signing of the agreement; and

e.	$120,000 no later than October 1, 2005. This payment must be made upon Sunbelt's written request at any time between the July 1, 2005 and the October 1, 2005 payment. We will be obligated to make such early payment so long as we retain 30 days' operating capital after making the payment, which is defined as a current ratio of 1-to-1.

The amounts owed under the Termination Agreement with AMCS are payable as follows:

a.	$130,000 upon signing of the Termination Agreement;

b.	$10,709 payable at the beginning of each month for 24 months commencing August 1, 2004;

c.	$110,000 on October 1, 2004;

d.	$110,000 on the one-year anniversary of the signing of the agreement; and

e.	$90,000 no later than October 1, 2005. This payment must be made upon AMCS' written request at any time between the July 1, 2005 and the October 1, 2005 payment. We will be obligated to make such early payment so long as we retain 30 days' operating capital after making said payment, which is defined as a current ratio of 1-to-1.

The amounts owed under the Termination Agreement with AIM are payable as follows:

a.	$50,000 upon signing of the Termination Agreement;

b.	$14,865 payable at the beginning of each month for 18 months commencing December 1, 2004; and

c.	$50,000 on January 1, 2005.

Upon a change of control or the sale of all or substantially all of the assets of our Company, all the foregoing payments to Sunbelt, AMCS, and AIM will be immediately due and payable.

Additionally, pursuant to the Termination Agreements, each of Sunbelt, AMCS, and AIM, and their respective officers, directors, and affiliates have agreed not to compete with or solicit our customers or employees for a period of six years. Finally, the Termination Agreements require Messrs. Tullo, Crane, Johnson and other officers and employees of their respective entities to make themselves available to our company and our officers, directors, and employees for consultation as needed.

Termination of Revolving Loan Agreements with M&Ms

On December 22, 2003, we entered into a Third Amendment to the original Stock Purchase Agreement with Mathew and Markson, Ltd. and Morris & Miller, Ltd. (the "M&Ms"), both Antiguan corporations and, currently, our two largest stockholders. This Third Amendment terminated, effective April 9, 2004, the previous revolving lines of credit that had been granted to the M&Ms. Under this termination agreement, we made final advances to these stockholders totaling an aggregate of $1,050,000 at an annual interest rate of 8%. The stockholders agreed to forego the final advance of $250,000. The aggregate of all advances made by the Company to these stockholders is to be repaid to the Company at the end of three years, along with accrued interest. To date, however, we have received $1,600,000 in negotiated accelerated repayments.

As part of this new agreement, we have also agreed to pay a quarterly dividend of not less than $.01 per share to all holders of our common stock, subject to compliance with applicable law. As of February 1, 2005, we had made four consecutive quarterly dividends.

Sale of URL and Lease Arrangements

In connection with the original acquisition of our wholly owned subsidiary, Telco Billing, from the M&Ms, the Company agreed to pay Mathew and Markson $5,000,000 as a discounted accelerated royalty payment for a 20-year license of the URL "Yellow-Page.Net," which triggered the sale of this URL. The consideration was rendered under the terms of an Exclusive Licensing Agreement dated September 21, 1998, between Telco Billing and Mathew and Markson. The payment was originally to be paid in full upon the acquisition of Telco Billing. However, the Company was unable to pay the entire consideration in cash. As a result, the Company instead negotiated to pay the $5,000,000 due in cash at closing with a $3,000,000 down payment and also executed a $2,000,000 promissory note (the "Note") to Mathew and Markson, which was due on August 15, 1999. In addition, as a result of our failure to pay the entire $5,000,000 in cash at the original closing, we agreed to a $2,000,000 extension fee.

On August 15, 1999, we defaulted on the payment of the Note. To extend this payment obligation to November 15, 1999, we agreed to provide, for the benefit of Mathew and Markson, $250,000 in tenant improvements for approximately one-half of our Mesa facility. The premises were leased to Mathew and Markson for $1.00 per year throughout the term of the five-year lease. The annual fair rental value of the lease premises is $4,500 per month. Business Executive Services, Inc. purchased this lease from Mathew and Markson for a one-time payment of $75,000.

At the due date of the extension (November 15, 1999), we still had not paid the Note. Therefore, on November 15, 1999, we further extended the payment of the Note to January 15, 2000 by paying an extension fee of $200,000. On January 15, 2000, we again defaulted on the extension and the Note was renegotiated to a demand note with monthly installments of $100,000 per month. Under the terms of the renegotiated Note, the payments may have been suspended if we had did not have certain cash reserves or were otherwise in default under other obligations. The renegotiated Note was secured by 2,000,000 shares of our common stock held in escrow, to be returned for cancellation upon payment of the Note. The Note has been paid in full but the collateral shares are still held by Mathew and Markson to secure payment of the penalty fee discussed below.

In July 2001, we were informed by Mathew and Markson that an additional $2,000,000 penalty fee was due on the original acquisition agreement as a result of the Company's failure to pay the entire $5,000,000 due in cash at the original closing. On September 25, 2001, in settlement thereof, we agreed to pay Mathew and Markson $550,000 and issued to Mathew and Markson 4,000,000 shares of our common stock valued at $0.09. The $550,000 is to be paid over a 36-month period at an annual interest rate of 10.5%. The balance of $115,868 was due and payable September 25, 2004 to Mathew & Markson. This note is technically past due. We have not repaid the balance, however, as we have amounts owed to us from Mathew & Markson in excess of the amount due. As we have no legal right of offset, we have not netted this amount due with the amounts owed to us in our consolidated balance sheet for the year ended September 30, 2004. We currently are negotiating the settlement of this balance.

Simple.Net

We previously used Dial-Up Services, Inc., d/b/a Simple.Net, Inc., an Internet service provider beneficially owned by DeVal Johnson, a YP Corp. director, to provide Internet dial up services and other services to our customers. These services included customer service support for Simple.Net's customers and technology support and billing assistance. At the time our agreement with Simple.Net was entered into, this was beneficial to us because we did not have sufficient dial-up customers to avoid a minimum fee to the backbone providers, which are companies that own the cable and copper wire cables necessary to provide the service. As our customer base has grown, we are now able to economically enter into our own wholesale contract and in fact have done so with GlobalPOPs, Inc., an unrelated third party. On December 29, 2003, we entered into a separation agreement with Simple.Net, which became effective January 31, 2004.

Related Party Transaction Policy

Our general policy requires adherence to Nevada corporate law regarding transactions between the Company and a director, officer or affiliate of the Company. Transactions in which such persons have a financial interest are not void or voidable if the interest is disclosed and approved by disinterested directors or stockholders or if the transaction is otherwise fair to the Company. It is the policy of the Company that transactions with related parties are conducted on terms no less favorable to the Company than if they were conducted with unaffiliated third parties. During the fiscal year ended September 30, 2004, there have been no related party transactions except as shown above.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 1, 2005, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each Named Executive Officer; (iii) each director of the Company; and (iv) all Named Executive Officers and directors of the Company as a group. The information as to beneficial ownership was furnished to us by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205.

Name	Shares Beneficially Owned	Percentage of Shares Outstanding (1)

Peter Bergmann	1,251,000	2.5%
W. Chris Broquist	100,000	*
John Raven	100,000	*
Penny Spaeth	100,000	*
DeVal Johnson (2)	1,583,740	3.1%
Daniel L. Coury, Sr. (3)	265,093	*
John T. Kurtzweil	50,000	*
Paul Gottlieb	50,000	*
Mathew and Markson Ltd. (4) (5)	9,075,602	18%
Morris & Miller Ltd. (4)	7,850,000	15.6%
Angelo Tullo (6)	4,066,580	8.1%
Sunbelt Financial Concepts, Inc.(7)	4,066,580	8.1%
Husic Capital Management(8)	9,364,191	18.6%

All executive officers and directors as a group (8 persons).	3,499,833	7%

________________

* Represents less than one percent of our issued and outstanding common stock.

(1)	Based on approximately 50,288,802 shares outstanding as of January 26, 2005.

(2)	Of the number shown, (i) 250,000 shares are owned by the DeVal Johnson Family Trust (the "Johnson Trust"), of which Mr. Johnson is the trustee, and (ii) 1,129,740 shares are owned by Advanced Internet Marketing, Inc., or AIM, of which the Johnson Trust is the sole owner. Mr. Johnson is President of AIM and his minor children are the beneficiaries of the Johnson Trust. Mr. Johnson disclaims beneficial ownership of the shares owned by the Johnson Trust and AIM except to the extent of any of his proportionate interest therein.

(3)	Of the number shown, (i) 55,000 shares are owned by Children's Management Trust (the "Coury Trust"), of which Mr. Coury is a co-trustee, and (ii) 10.093 shares are owned by DLC & Associates Business Consulting, Inc. ("DLC"), of which Mr. Coury is the President. Mr. Coury disclaims beneficial ownership of the shares owned by the Coury Trust and DLC except to the extent of any of his proportionate interest therein.

(4)	Address is Woods Centre, Friar's Road, P.O. Box 1407, St. John's, Antigua, West Indies.

(5)	Ilse Cooper, is the control person for both Mathew and Markson and Morris & Miller.

(6)	Of the number shown, 3,616,580 shares are owned by Sunbelt Financial Concepts, Inc., which are also shown separately in this table. Mr. Tullo is the President of Sunbelt and has dispositive power over the shares of Common Stock owned by Sunbelt. Mr. Tullo disclaims beneficial ownership of the shares owned by Sunbelt except to the extent of any proportionate interest therein. Mr. Tullo's address is 4710 E. Falcon Drive, #209, Mesa, Arizona 85215.

(7)	Of the number shown, 3,616,580 are owned by Sunbelt and 450,000 shares are owned directly by Mr. Tullo. Of the 450,000 shares owned directly by Mr. Tullo, 150,000 shares were granted as restricted stock under our 2003 Stock Plan. Hickory Management is the owner of Sunbelt and J.C. McDaniel, Esq. is the control person of Hickory Management. Sunbelt's address is 4710 E. Falcon Drive, #209, Mesa, Arizona 85215.

(8)	Address is 555 California Street, Suite 2900, San Francisco, CA 94104.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it during the year ended September 30, 2004, we believe that during such year our executive officers, directors and ten percent stockholders complied with all such filing requirements except for the following late filings:  (i) Peter Bergmann: Two Forms 4 to disclose two transactions;  (ii) W. Chris Broquist: Form 3 to disclose holdings of common stock as of August 3, 2004;  (iii) Daniel L. Coury, Sr.: Form 3 to disclose holdings of common stock as of September 15, 2000;  (iv) DeVal Johnson: One Form 4 to disclose one transaction;  (v) John Raven: Form 3 to disclose holdings of common stock on August 25, 2003 and one Form 4 to disclose one transaction; and  (vi) Penny Spaeth: Form 3 to disclose holdings of common stock as of April 30, 2004.

RATIFICATION OF INDEPENDENT AUDITORS
(Proposal No. 2)

Our audit committee, pursuant to authority granted to it by our board of directors, has selected Epstein, Weber & Conover, P.L.C., certified public accountants, as independent auditors to examine our annual consolidated financial statements for our fiscal year ending September 30, 2005. Our board is submitting this proposal to the vote of the stockholders in order to ratify the audit committee's selection. If stockholders do not ratify the selection of Epstein, Weber & Conover, P.L.C., the audit committee will reconsider the selection of independent auditors.

We have paid or expect to pay the following fees to Epstein, Weber & Conover, P.L.C. for work performed in 2003 and 2004 or attributable to Epstein, Weber & Conover, P.L.C.'s audit of our 2003 and 2004 consolidated financial statements:

	2003	2004
Audit Fees	$53,000	$70,574
Audit-Related Fees	15,035	10,840
Tax Fees	0	0
All Other Fees	0	0

In January 2003, the SEC released final rules to implement Title II of the Sarbanes-Oxley Act of 2003 (the "Sarbanes-Oxley Act"). The rules address auditor independence and have modified the proxy fee disclosure requirements. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance-related services that traditionally are performed by the independent accountant, such as employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

The audit committee has reviewed the fees paid to Epstein, Weber & Conover, P.L.C. and has considered whether the fees paid for non-audit services are compatible with maintaining Epstein, Weber & Conover, P.L.C.'s independence. The audit committee has also adopted policies and procedures to approve audit and non-audit services provided in 2004 by Epstein, Weber & Conover, P.L.C. in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the audit committee of the types of services to be provided by our independent auditor and fee limits for each type of service on both a per-engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the audit committee for further pre-approval. The audit committee may additionally ratify certain de minimis services provided by the independent auditor without prior audit committee approval, as permitted by the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. We will disclose all such approvals by the audit committee, as applicable, in upcoming years.

Representatives of Epstein, Weber & Conover, P.L.C. are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Epstein, Weber & Conover, P.L.C. as independent auditors for fiscal 2005. Therefore, abstentions effectively count as votes against this proposal.

Our board of directors recommends a vote FOR ratification of Epstein, Weber & Conover, P.L.C. as the Company's independent auditors for fiscal 2005.

STOCKHOLDER PROPOSALS AND NOMINATIONS

To be considered for inclusion in our proxy materials relating to our 2006 Annual Meeting, stockholder proposals must be received at our principal executive offices by October 4, 2005, which is 120 calendar days prior to the anniversary of the mailing date for this year's proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2006 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, our board of directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

A copy of our Annual Report for the year ended September 30, 2004 has been mailed to you currently with this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

We have filed an Annual Report on Form 10-KSB for the year ended September 30, 2004 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-KSB by writing our Corporate Secretary at our principal executive offices at 4840 East Jasmine Street, Suite 105, Mesa, Arizona 85205-3321.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing Annual Meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and we elect to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.investordelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting our transfer agent, Registrar and Transfer Company, if you hold shares in your own name.

By consenting to electronic delivery, you are stating to us that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future Annual Meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

YP Corp.

W. Chris Broquist
Secretary
February 15, 2005

APPENDIX A

YP CORP.
AUDIT COMMITTEE CHARTER

I.      Introduction

Executive management of YP Corp. (the "Company") is primarily responsible for the completeness and accuracy of the Company's financial reporting and the adequacy of its internal financial and operating controls. The Company's Board of Directors (the "Board") has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Company has established an Audit Committee. The authority and responsibilities of the Audit Committee are described in this Charter.

II.   Purpose

This Charter broadly defines the Audit Committee's objectives, the range of its authority, the scope of its activities, and its duties and responsibilities. The Audit Committee and the Board shall review and assess the adequacy of this Charter annually.

The purpose of the Audit Committee is to assist the Board in overseeing (i) the integrity of the Company's accounting and financial reporting processes, the audits of the financial statements, as well as systems of internal controls regarding finance, accounting, and legal compliance; (ii) the Company's compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the Company's independent public accountants; (iv) the Company's financial risk; and (v) the Company's internal audit function. In carrying out this purpose, the Audit Committee shall maintain and facilitate free and open communication between the Board, the independent public accountants, and the Company's management.

III.   Structure and Membership

A.   Number. The Audit Committee shall consist of at least two directors, each of whom shall be appointed by the Board.

B.   Independence. Except as otherwise permitted by the applicable rules of the American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002, each member of the Audit Committee must satisfy the independence standards specified in Section 121A of the American Stock Exchange Company Guide and of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Together with the Company's Chief Financial Officer, the Audit Committee shall monitor its members throughout the year to confirm that they all remain "independent."

C.   Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. In addition, at least one member must be financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual's financial sophistication, including, but not limited to, being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's Annual Report filed with the Securities and Exchange Commission ("SEC")), at least one member of the Audit Committee shall be designated an "audit committee financial expert" (as defined by applicable SEC rules).

D.   Chair. Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

E.   Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

F.   Selection and Removal. Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee or the full Board in the absence of such committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

IV.   Authority and Responsibilities

A.   General. The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act. The Audit Committee shall discharge these responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

B.   Oversight of Independent Auditors.

1.   Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2.   Independence. The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3.   Discussion with Auditors. On an annual basis, the Audit Committee will discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by Statements on Auditory Standards Nos. 89 and 90), including the auditors' responsibilities, difficulties and problems encountered in performing the audit, including any restrictions on the scope of the independent auditors' activities or on access to requested information and management's response.

4.   Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5.   Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other non-audit services (review, tax compliance and planning, and attestation) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

6.   Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	the scope of and the plan for the annual audit, including any significant changes required to the scope of or the plan for the annual audit;

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor and the independent auditor's views about the quality, not just the acceptability of such treatment; and

•	other material written communications between the independent auditor and Company management.

In connection with its oversight role, the Audit Committee should also review with the independent auditors, from time to time as appropriate:

•	significant risks and uncertainties with respect to the quality, accuracy or fairness of presentation of the Company's financial statements;

•	recently disclosed problems with respect to the quality, accuracy or fairness of presentation of the financial statements of companies similarly situated to the Company and recommended actions that might be taken to prevent or mitigate the risk of problems at the Company arising from such matters;

•	any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise);

•	any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement;

•	any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company and management responses thereto (focus should include adequacy of Company's internal controls, including computer systems controls and security);

•	accounting for unusual transactions;

•	adjustments arising from audits that could have a significant impact on the Company's financial reporting process;

•	any recent SEC comments on the Company's SEC reports, including in particular any unresolved or future-compliance comments; and

•	effects of any accounting initiatives, as well as off balance sheet structures, if any.

In addition, the Audit Committee shall periodically review and evaluate the lead partner and other senior members of the independent auditor.

7.   Disagreements. The independent auditor, Company management (including the Chief Financial Officer or the Controller) and the head of the Company's internal auditing, if any, should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. If the Chair is contacted about such an issue, he or she shall confer with the independent auditor about the issue and decide whether it is necessary to contact the other members of the Audit Committee prior to the next scheduled meeting of the Audit Committee.

C.   Audited Financial Statements.

1.   Review and Discussion. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 requires discussion and such other matters as the Audit Committee deems appropriate.

2.   Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB or 10-K, as applicable.

3.   Audit Committee Report. If required by the applicable rules and regulations of the SEC, the Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its Annual meeting of security holders.

D.   Review of Other Financial Disclosures.

1.   Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information, which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

2.   Financial Results Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company's financial results press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

3.   Quarterly Financial Statements. The Audit Committee shall discuss with the Company's management and independent auditor the Company's quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

E.   Controls and Procedures.

1.   Oversight. The Audit Committee shall coordinate the Board of Directors' oversight of the Company's internal controls over financial reporting, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and the Chief Financial Officer required by Rule 13a-14 of the Exchange Act.

2.   Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee shall periodically review these procedures to confirm that they are operating effectively.

3.   Related Party Transactions. The Audit Committee shall review all related party transactions (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K or Regulation S-B, as applicable) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

4.   Internal Audit Function. The Audit Committee shall coordinate the Board of Directors' oversight of the performance of the Company's internal audit function, if any.

5.   Risks and Exposures. The Audit Committee shall inquire of management and the independent auditor about significant risks or exposures facing the Company; assess the steps management has taken or proposes to take to minimize such risks to the Company; and periodically review compliance with such steps.

6.   Evaluation of Financial Management. The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company's financial management personnel.

7.   Officers' Expense Accounts. The Audit Committee shall review with management the policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

8.   Legal and Regulatory Matters. The Audit Committee shall review with the Company's primary counsel legal and regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

9.   Code of Business Conduct and Ethics. The Audit Committee shall periodically review the Company's Code of Business Conduct and Ethics to ensure that it is adequate and up-to-date. Review with the Company's primary counsel the results of their review of the monitoring of compliance with the Company's Code of Business Conduct and Ethics.

10.   Additional Powers. The Audit Committee shall have such other duties as may be assigned by law, the Company's Bylaws or as may be delegated from time to time by the Board.

F.   Qualified Legal Compliance Committee. The Audit Committee is hereby designated and shall constitute a "qualified legal compliance committee" within the meaning of rules issued by the SEC. As the Company's Qualified Legal Compliance Committee (the "QLCC"), the Audit Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or any of its directors, officers, employees or agents. The QLCC shall inform the Board, Chief Executive Officer and General Counsel, if any, of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports. If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation. At the conclusion of any such investigation, the QLCC shall inform the Board, the Chief Executive Officer and the General Counsel, if any, of the results of the investigation and recommend the appropriate remedial measures to be taken. The QLCC is authorized to take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response recommended by the QLCC.

V.   Procedures and Administration

A.   Meetings. The Audit Committee shall meet as often as it deems appropriate or necessary, but no less than quarterly. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall also periodically meet separately with (i) the independent auditor; (ii) Company management, including inquiry with the CEO and CFO regarding the quality of financial reporting of the Company from a subjective, as well as an objective standpoint, (iii) the Company's internal auditors, if any and (iv) the Company's primary counsel. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

B.   Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attestation or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

C.   Reports to Board. The Audit Committee shall report regularly to the Board.

D.   Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, including any changes necessary as a result of new laws and regulations.

E.   Independent Advisors. The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting, auditors other than the principal auditors and other advisors as it deems necessary or appropriate to carry out its duties, provided that the Audit Committee advises the Board of any such engagement. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

F.   Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

G.   Funding. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

H.   Self Assessment. At least annually, the Audit Committee shall conduct a self assessment to review the Committee's effectiveness, including the creation of an agenda for the ensuing year.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY YP CORP.

Annual Meeting of Stockholders-April 6, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on April 6, 2005 and the Proxy Statement and appoints W. Chris Broquist, the proxy of the undersigned, with full power of substitution to vote all shares of Common Stock of YP Corp. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Mesa Marriott, 200 North Centennial Way, Mesa, Arizona 85201 on April 6, 2005 at 10:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

1. Election of Directors	For	With- hold	For All Except
John T. Kurtzweil and Paul Gottlieb	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
2. To ratify the appointment of Epstein, Weber & Conover, P.L.C., as our independent auditors for the fiscal year 2005.	For ☐	Against ☐	Abstain ☐
3.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.
       Please disregard the following if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me regarding any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Registrar and Trust Company, 10 Commerce Drive, Cranford, NJ 07016 and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.
☐
IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

^ Detach above card, sign, date and mail in postage paid envelope provided. ^

YP CORP.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

THIS PROXY CARD IS VALID WHEN SIGNED AND DATED.
MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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